水煤浆——最理想的代油燃料
经济、安全、易存储
效率高、燃烧效果好
洁净燃料、环保效果明显

Sino Clean Energy Inc.

www.sinocei.com www.sinocei.com www.sinocei.com

Note Regarding
Forward-Looking Statements
 This presentation contains forward-looking statements and information about Sino Clean that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation
 Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,”
 “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and Sino Clean’s future performance, operations and products.
 Certain facts, figures and data in this presentation, where indicated, is based on third-party research and reports. Although management believes this information is accurate and reliable, Sino Clean has not undertaken to independently verify such information, and does not assume responsibility for the accuracy or reliability of such statements.
 The forward-looking information in this presentation should be considered only in connection with “Risk
 Factors” in Sino Clean’s annual report on Form 10-KSB filed with the SEC on April 15, 2008, and its other current and periodic reports filed with the SEC. Sino Clean assumes no obligations to update any forward-
 looking statements or information set forth in this presentation.
 Although we believe that our plans, intentions and expectations reflected in our forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved.
 Actual results, performance or achievements could differ materially from those contemplated, expressed or implied, by any such forward-looking statements contained in this presentation. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in the “Risk Factors” in our SEC reports.

Sino Clean Energy Inc.

陕西索昂新能源实业有限公司 水煤浆基地鸟瞰图

www.sinocei.com

• Sino Clean Energy Inc. is a Nevada
 corporation currently listed on the
 OTCBB (SCLX.OB)
• Our business is carried out primarily
 through two PRC companies, Suo’ang
 Biological Science & Technology Co.,
 Ltd. and its wholly owned subsidiary,
 Shaanxi Suo’ang New Energy
 Enterprise Co., Ltd., which we control
 through our wholly-owned subsidiary
 in Hong Kong, Hangson Limited
• We are the largest Coal Water Mixture
 (CWM) producer in Northwestern
 China
About SCLX
• 收入饼图

About SCLX
❖ Our headquarters is located inside Xi’an National Hi-tech Industrial
 Development Zone in Xi’an
❖ Our CWM plant in Tongchuan, north of Xi’an, currently operates one production line with 100,000 tons annual capacity, and we have completed planning for up to 1,000,000 tons capacity
❖ Our CWM plant is an integrated operation which combines sorting, pulverization and combustion
❖ We have been selected to supply CWM to factories and industrial companies inside Tongchuan’s new development zone
❖ We have 182 employees, averaging 28 years of age, including 32 engineers and technicians, 8 of which are senior engineers

Sino Clean Energy Inc.

索昂能源
陕西索昂新能源实业有限公司
2007/08/16

2007/08/16

www.sinocei.com

Our Tongchuan Plant

Sino Clean Energy Inc.

2007/08/16

洗煤场(图一)

www.sinocei.com

Our Tongchuan Plant

Sino Clean Energy Inc.

2006/12/20 9:34

2006/12/20 9:30

www.sinocei.com

Our Production Line

What’s the Coal Water Mixture (CWM)?
About CWM
 CWM is a “green” coal-based liquid fuel designated by China as one of that nation’s key development projects. CWM is composed of 65-70%
 coal, 29-34% water and less than 1% of chemical additive, and the finished product has the appearance and texture of, and can be atomized like, oil (minimal granularity and good viscosity). CWM’s stable property allows for conventional means of storage and transportation, including pumps. CWM has been shown to have high combustion efficiency (at least 98%), high boiler heat efficiency (at least 85%) and low pollutant discharge. As such, we believe CWM is an ideal fuel substitute for coal and gas for use by industrial and other large-scale boilers, stoves and kilns.

About CWM
❖ CWM burns more efficiently (98%) than conventional coal (60
 -70%), and the resulting slag contains less carbon particles
 (0.59%) than that from conventional coal (13.7%)
❖ Because CWM is made from widely abundant resources (coal
 and water) and is more efficient and environmentally friendly than traditional energy sources (coal and oil), CWM is in
 accord with the mandate of the Chinese Government of
 lowering pollution and reducing dependence on diminishing
 energy sources

CWM vs. Other Forms of Fuel

Sino Clean Energy Inc.

The following table provides comparison of a standard boiler (6 T/h capacity and 1.25 Mpa pressure) fueled by CWM and other energy sources:

Categories of Comparison	Coal	CWM	Natural gas (standard)	Diesel oil	Electricity
Unit price of fuel	$42.86/ton	$85.70 /ton	$0.28/m³	$542.86/ton	$0.07/degree
Thermal efficiency of boiler	65%	84%	90%	90%	95%
Burn-exhaust rate of fuel	65%	98%	98%	98%	N/A
Required quantity of heat per ton of steam	600,000 kcal	600,000 kcal	600,000 kcal	600,000 kcal	600,000 kcal
Lower quantity of heat	5,000 kcal/kg	4,500 kcal/kg	8,000 kcal/m³	10000 kcal/kg	860 kcal/degree
Required fuel per ton of steam	284 kg	161 kg	85 m³	68 kg	734 degrees
Fuel expense per ton of steam	$12.17	$13.8	$24.29	$36.91	$52.43
Daily fuel expense	$1,752.69	$1,987.20	$3,497.14	$5,315.66	$7,549.71
Yearly fuel expense	$525,800.00	$596,157.00	$1,049,142.86	$1,594,685.71	$2,264,914.29
Expense per kcal of heat	$0.020	$0.023	$0.040	$0.062	$0.088
Annual amount of raw materials consumed	12,268.6 tons	4,868.6 tons	N/A	N/A	N/A

Note: (1) Fuel consumption quantity/ton of steam = 6*105 kcal/fuel calorific capacity* thermal efficiency
(2) Calculated based on 24 hours per day and 300 days per year

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Categories of Comparison	Raw Coal/Ton of Steam	CWM/Ton of Steam	Amount Reduced/Ton of Steam	Net Amount Reduced
Amount of Coal Consumed	145.5 kg	127.3 kg	18.2 kg	69.400 T
Smoke & Dust	1.96 kg	1.29 kg	0.87 kg	33,190 T
SO2	4.18 kg	2.04 kg	2.14 kg	81,641 T
NOX	0.5 kg	0.1 kg	0.4 kg	1,526 T
Others (CO\SO3\C)	2 kg	0.5 kg	1.5 kg	57,225 T
Total	8.64 kg	3.93 kg	4.91 kg	173,582 T
❖ 0.3 million tons of CWM produce 38.15M tons of steam annually
❖ Compared with a coal fired boiler, a CWM boiler in the same work condition can reduce up to 35% of smoke and dust, up to 50% of SO2 and up to 80% of NOX
❖ 0.3 million tons CWM can reduce up to 173,582 tons of pollutants annually
The following table compares the amount of pollutants shown to discharge from a coal-fired boiler with that from a
CWM boiler:
Environmental Consideration

The PRC CWM Industry
❖ China lacks oil and gas, and while it has abundance of coal, the use of coal in the country is highly inefficient and environmentally unsound; as a result, China needs to establish alternative energy sources
❖ The current PRC CWM industry has not yet reached the economies of scale and thus has minimal impact on China’s energy situation: China has less than 20 CWM plants total, each with annual output of between 50,000 to
 500,000 tons
❖ The geographical distribution of CWM companies in China is uneven, and in the Central Plains and Northwestern China where coal resources are concentrated, the CWM industry is in its infancy

Business Opportunity
❖ The CWM industry in China is still in the early
 development stages

❖ The coverage of natural gas networks in big- and
 medium-size cities is limited; most of cities continue
 to rely on traditional coal- and oil-fueled boilers
❖ The costs of traditional boilers are high especially
 factoring in the resulting pollution and discharges

Our Target Market
Tongchuan
❖ Tongchuan is an important industrial city in Shaanxi Province, with a population of more than eight hundred thousand. The city presently has 8 industrial companies that can use up to 520 tons of CWM per day.
❖ Tongchuan Municipal Government plans to build 3 centralized CWM-fueled heat-
 supply stations between 2008 and 2010. Once completed, we estimate that these stations will use up to 230,000 tons of CWM annually, potentially increasing the total annual CWM consumption in Tongchuan to up to 990,000 tons.
❖ On June 12, 2008, Tongchuan Municipal Government passed and adopted the
 “Measure for the Implementation of Promoting the Use of Coal Water Mixture”,
 and has established an implementation committee chaired by the Deputy Mayor.

Xi’an
❖ Xi’an is the ancient capital of China and the provincial capital of Shaanxi
 Province, with a population of more than 8 million and GDP exceeding 20 billion
 US dollars. We estimate that there are at least 697 traditional industrial boilers within the city proper, all of which can be retrofitted to use CWM.
❖ Based on half of the estimated total number of existing boilers and excluding potential markets from users of other forms of energy as well as from new businesses, we estimate total demand for CWM in Xi’an can reach 2,900,000 tons annually.
Our Target Market

❖ Increasing our production capacity to maximize our
 customer base
 – Once we are able to increase the production capacity at our Tongchuan CWM plant to its designed capacity, the increased outputs will enable us to provide
 CWM to all customers and to act as a centralized heat supply source within a
 250-kilometer radius of the Tongchuan CWM plant.
❖ Using the Tongchuan CWM plant as a model to enter into
 other potential markets outside of Tongchuan
 – Once we are able to identify acquisition or development opportunities in potential markets outside of Tongchuan, we can use the Tongchuan CWM plant as a model to enter such markets.
Our Business Strategy

With our knowhow,
we can add CWM-
related services to our
existing core business:
Build to Order (BTO)
Service: Using our know-
how to build CWM
infrastructures per a client’s
specifications
General Contracting
Service: Acting as general
contractor for “turnkey”
projects
Design and
Maintenance and Retail
Services
Growth Opportunity

Management
❖ CEO and Chairman: Baowen Ren, 39, is also the Director of our wholly-
 owned subsidiary, Hangson Limited, and the Chairman of our VIE,
 Shaanxi Suo’ang Biological Science & Technology, Co., Ltd.
 (SBST).  From January 2001 to December 2002, Mr. Ren was President of
 Shaanxi Lanchao Group Clothes Group Co. Ltd. Mr. Ren’s leadership skills and experience have garnered him such awards as “Pacemaker in the
 New Long March”, “Shaanxi Outstanding Young Entrepreneur”, “Shaanxi
 Top 100 Entrepreneur”, and “National Model Township Entrepreneur of
 Ministry of Agriculture”. Mr. Ren is a senior economic engineer who graduated from the Business Management Department of Hanzhong
 Normal University in 1992.
❖ CFO: Caixia Peng, 30, is also the Finance Director of SBST. Ms. Peng joined SBST as its Finance Manager in April 2005 and has been its Finance
 Director since February 2006. From July 2003 to March 2005, Ms. Peng was the Finance Manager at Yangling Bodisen Co., Ltd. From July 2001 to
 June 2003, Ms. Peng was the Finance Director at Yangling Tianwei
 Pharmaceutical Co., Ltd. Ms. Peng is an accountant and a 1992 graduate of
 Xi’an Finance & Economy Institution.

Management
❖ Director: Peng Zhou, 40, is also the General Manager of SBST. Mr. Zhou joined SBST in May 2002 as a Project Manager and was promoted to his current position of General Manager in May 2005. Prior to joining SBST,
 Mr. Zhou worked in a wide range of industries including finance, media, foreign trade, and real estate. From June 1997 until March 2002, Mr. Zhou was the Vice President of Hanzhong Ruisen Real Estate Co. Mr. Zhou is an
 accountant and graduated from the Statistics Department of Shaanxi
 Institute of Finance in 1992.
❖ CTO of SBST: Anning Zhou, 40, is the Chair and a Professor of the
 Material Engineering Department at Xi’an Science & Technology
 University. He is a member of Shaanxi Province’s Electronic Academic
 Society, serving on its Professional Committee of Nano-materials, and is also a member of China Material Research Board. Dr. Zhou has participated in numerous state- and local-sponsored research projects, has over 30 publications both in the PRC and abroad, and has three patents issued to him in the PRC.